Exhibit 99.1

MASSBANK CORP.	January 22, 2004

Reading, MA

FOR IMMEDIATE RELEASE

MASSBANK CORP. ANNOUNCES FOURTH QUARTER EARNINGS,

INCREASE IN DIVIDENDS AND

NEW STOCK REPURCHASE PROGRAM

MASSBANK Corp. (NASDAQ – MASB), the Holding Company for MASSBANK, today reported net income of $1,795,000 or $0.40 in diluted earnings per share for the fourth quarter 2003, compared with net income of $2,252,000 or $0.47 in diluted earnings per share in the fourth quarter of 2002. Basic earnings per share in the recent quarter were $0.41 per share compared to $0.48 per share in the fourth quarter of 2002. For the year ended December 31, 2003, the Company reported net income of $7,863,000 or $1.73 in diluted earnings per share ($1.77 in basic earnings per share). This compares to $9,814,000 or $2.04 in diluted earnings per share ($2.09 in basic earnings per share) for the year ended December 31, 2002.

The Company’s net income in the fourth quarter 2003 compared to the same quarter of 2002 was negatively impacted by a decrease in net interest income due to significant loan payoffs, prepayments on mortgage-backed securities and historically low short-term market interest rates. Net interest income in the recent quarter decreased $1,116,000 from $6,323,000 in the fourth quarter of 2002 to $5,207,000 in the fourth quarter of 2003. The loan portfolio totaled $253.0 million at December 31, 2003 reflecting a decrease of $65.8 million or 20.6% from $318.8 million at December 31, 2002. The mortgage-backed securities portfolio totaled $95.7 million at year-end 2003, a decrease of $93.4 million or 49.4% from $189.1 million at year-end 2002.

The Company’s net income in the fourth quarter of 2003 compared to the same quarter of 2002 includes a negative provision for loan losses of $52,000 due to a decline in the loan portfolio and an improvement in loan quality. This brings the negative provision for loan losses for 2003 to $502,000.

The Company’s earnings per share (“EPS”) performance in the recent quarter was positively affected by the reduced number of average common shares outstanding as a result of the Company’s repurchase of 278,751 shares of its common stock in the last twelve months pursuant to its stock repurchase program.

Additionally, fourth quarter 2003 earnings results reflect an increase in non-interest income of $447,000 due primarily to an increase in securities gains of $418,000 compared to the same quarter of 2002. This is partially offset by an increase in non-interest expense of $119,000. The Company’s income tax expense decreased $279,000 in the recent quarter due to lower income before taxes and a decline in the Company’s effective income tax rate.

The Company’s total assets increased $0.9 million to $1.010 billion at December 31, 2003 from $1.009 billion at December 31, 2002. Deposits decreased $1.9 million or 0.2% year-over-year from $883.9 million at December 31, 2002 to $882.0 million at December 31, 2003. Stockholders’ equity was $110.9 million at December 31, 2003, representing a book value of $25.17 per share. This compares to $117.3 million at year-end 2002 representing a book value of $25.45 per share.

January 22, 2004

Page Two

The Company’s non-accrual loans remain low totaling $230,000 at December 31, 2003 representing 0.09% of total loans. This compares to $420,000 representing 0.13% of total loans at December 31, 2002. At December 31, 2003 MASSBANK’s allowance for loan losses totaled $1.554 million representing 676% of non-accrual loans compared to $2.271 million representing 541% of non-accrual loans at December 31, 2002. In addition, the Bank’s allowance for loan losses on off-balance sheet credit exposures totaled $626,000 at December 31, 2003 compared to $384,000 a year earlier. The allowance for loan losses reported at December 31, 2002 has been reclassified to adjust for the allowance for loan losses on off-balance sheet credit exposures (shown separately) to conform to the 2003 presentation.

MASSBANK Corp. is the holding company for MASSBANK, a Massachusetts chartered savings bank. The Bank operates fifteen banking offices in Reading, Chelmsford, Dracut, Everett, Lowell, Medford, Melrose, Stoneham, Tewksbury, Westford and Wilmington, providing a variety of deposit, lending and trust services.

DIVIDEND INCREASE

MASSBANK Corp. (NASDAQ – MASB), the Holding Company for MASSBANK announced today that its Board of Directors has authorized an increase in the Company’s quarterly cash dividend to stockholders, from $0.23 to $0.25 per common share. This, the Company’s seventieth consecutive dividend, will be payable on February 18, 2004 to stockholders of record at the close of business on February 2, 2004.

NEW STOCK REPURCHASE PROGRAM

The Company also announced today that its Board of Directors has approved a further repurchase program authorizing the Company to repurchase up to 100,000 shares of its common stock in the open market or in private transactions over the next twelve months.

ADDITIONAL INFORMATION

Date Set for Annual Meeting

The Company also announced that the Annual Meeting of Stockholders had been set for Tuesday, April 20, 2004 at 10:00 A.M. at the Sheraton Ferncroft Resort, 50 Ferncroft Road, Danvers, Massachusetts. The record date for the Annual Meeting is March 1, 2004.

January 22, 2004

Page Three

Cautionary Statement

This press release may contain forward-looking information, including information concerning the Company’s expectations of future business prospects. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to be materially different from the results and performance expressed or implied by the forward-looking statements. Forward looking statements include, but are not limited to, statements concerning the Company’s future performance, the financial outlook of the markets it serves and the performance and activities of its competitors. These statements reflect the Company’s current views. They are based on numerous assumptions and are subject to numerous risks and uncertainties, including unexpected fluctuations in market interest rates, unexpected fluctuations in the markets for equities, bonds, federal funds and other financial instruments, an increase in the level of non-performing assets, an increase in competitive pricing pressures within the Company’s market, adverse legislative or regulatory developments, adverse impacts resulting from the continuing war on terrorism, the impact of inflation, and other factors described in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2002.

For further information contact Reginald E. Cormier, Senior Vice President, Treasurer and CFO at (781) 942-8192.

January 22, 2004

Page Four

MASSBANK CORP.

FINANCIAL HIGHLIGHTS

(Unaudited)

($ in thousands except share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
For the Period Ended
Total interest and dividend income	$8,690	$11,385	$38,137	$47,103
Total interest expense	3,483	5,062	15,854	22,701

Net interest income	5,207	6,323	22,283	24,402
Provision for loan losses	(52)	—	(502)	—
Gains (losses) on securities, net	335	(83)	639	1,718
Other non-interest income	346	317	1,283	1,205
Non-interest expense	3,204	3,085	12,615	12,037
Income tax expense	941	1,220	4,229	5,474

Net income	$1,795	$2,252	$7,863	$9,814

Weighted Average Common Shares Outstanding (1)
Basic	4,396,500	4,664,612	4,439,394	4,697,826
Diluted	4,522,500	4,774,919	4,544,594	4,822,501

Per Common Share (1)
Earnings:
Basic	$0.41	$0.48	$1.77	$2.09
Diluted	0.40	0.47	1.73	2.04
Cash dividends paid	0.23	0.22	0.92	0.88
Book value (period end)			25.17	25.45

Ratios (2)
Return on average assets	0.71%	0.90%	0.78%	0.99%
Return on average equity	6.57	7.63	7.08	8.39
Interest rate spread	1.99	2.35	2.09	2.24
Net interest margin	2.13	2.57	2.26	2.52
Total equity to assets (period end)			10.98	11.62

			At December 31,
At Period End			2003	2002
Assets			$1,010,249	$1,009,367
Deposits			882,024	883,928
Total loans			253,006	318,799
Total stockholders’ equity			$110,927	$117,285
Common shares outstanding			4,407,453	4,608,066

Asset Quality
Non-accrual loans			$230	$420
Real estate acquired through foreclosure			—	—

Total non-performing assets			$230	$420
Allowance for loan losses (3)			$1,554	$2,271
Non-accrual loans to total loans			0.09%	0.13%
Allowance for loan losses as a % of non-accrual loans			675.7%	540.7%

(1)	All share information presented has been adjusted to reflect the 3-for-2 stock split of the Company’s common stock effective April 19, 2002.
(2)	Ratios are presented on an annualized basis with the exception of equity to assets.
(3)	Amount reported for 2002 has been reclassified to adjust for allowance for loan losses on off-balance sheet credit exposures (shown separately) to conform to the 2003 presentation.

January 22, 2004

Page Five

MASSBANK CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

($ in thousands except share data)

	At December 31,	At December 31,
	2003	2002
Assets:
Cash and due from banks	$8,378	$8,356
Interest-bearing deposits in banks	6,196	4,941
Federal funds sold	190,684	221,586
Short-term investments	23,337	27,077
Debt securities available for sale:
Mortgage-backed securities	95,658	189,105
Other securities	322,105	177,084
Equity securities available for sale	11,466	13,833
Trading securities	72,633	36,249
Loans:
Mortgage loans	241,886	302,788
Other loans	11,120	16,011

Total loans	253,006	318,799
Allowance for loan losses	(1,554)	(2,271)

Net loans	251,452	316,528
Premises and equipment	6,943	6,795
Accrued interest receivable	3,854	3,926
Goodwill	1,090	1,090
Income tax receivable, net	325	199
Other assets	16,128	2,598

Total assets	$1,010,249	$1,009,367

Liabilities and Stockholders’ Equity:
Deposits:
Demand and NOW	$84,572	$85,327
Savings	607,831	548,947
Time certificates of deposit	189,621	249,654

Total deposits	882,024	883,928
Escrow deposits of borrowers	1,139	1,387
Deferred income taxes	783	2,671
Allowance for loan losses on off-balance sheet credit exposures	626	384
Other liabilities	14,750	3,712

Total liabilities	899,322	892,082
Stockholders’ equity:
Preferred stock, par value $1.00 per share; 2,000,000 shares authorized, none issued	—	—
Common stock, par value $1.00 per share; 10,000,000 shares authorized, 7,688,333 and 7,610,195 shares issued, respectively	7,688	7,610
Additional paid-in capital	54,417	52,820
Retained earnings	99,038	95,243

	161,143	155,673
Treasury stock at cost 3,280,880 and 3,002,129 shares, respectively	(54,177)	(46,080)
Accumulated other comprehensive income:
Net unrealized gains on securities available for sale, net of tax effect	3,961	7,692
Shares held in rabbi trust at cost 25,200 and 23,400 shares, respectively	(515)	(477)
Deferred compensation obligation	515	477

Total stockholders’ equity	110,927	117,285

Total liabilities and stockholders’ equity	$1,010,249	$1,009,367

January 22, 2004

Page Six

MASSBANK CORP. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

($ in thousands except share data)

	Three Months Ended
	December 31,	December 31,
	2003	2002
Interest and dividend income:
Mortgage Loans	$3,740	$5,249
Other loans	175	277
Securities available for sale:
Mortgage-backed securities	1,561	3,193
Other securities	2,365	1,625
Trading securities	283	204
Federal funds sold	465	703
Other investments	101	134

Total interest and dividend income	8,690	11,385

Interest expense:
Deposits	3,483	5,062

Total interest expense	3,483	5,062

Net interest income	5,207	6,323
Provision for loan losses	(52)	—

Net interest income after provision for loan losses	5,259	6,323

Non-interest income:
Deposit account service fees	112	140
Gains (losses) on securities available for sale, net	393	(103)
Gains (losses) on trading securities, net	(58)	20
Other	234	177

Total non-interest income	681	234

Non-interest expense:
Salaries and employee benefits	1,965	1,938
Occupancy and equipment	569	507
Data processing	128	134
Professional services	89	102
Advertising and marketing	63	39
Deposit insurance	42	45
Other	348	320

Total non-interest expense	3,204	3,085

Income before income taxes	2,736	3,472
Income tax expense	941	1,220

Net income	$1,795	$2,252

Weighted average common shares outstanding:
Basic	4,396,500	4,664,612
Diluted	4,522,500	4,774,919
Earnings per share (in dollars):
Basic	$0.41	$0.48
Diluted	0.40	0.47

January 22, 2004

Page Seven

MASSBANK CORP. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

($ in thousands except share data)

	Twelve Months Ended
	December 31,	December 31,
	2003	2002
Interest and dividend income:
Mortgage Loans	$17,682	$20,819
Other loans	834	1,362
Securities available for sale:
Mortgage-backed securities	8,250	14,863
Other securities	7,557	5,729
Trading securities	1,113	685
Federal funds sold	2,266	2,974
Other investments	435	671

Total interest and dividend income	38,137	47,103

Interest expense:
Deposits	15,854	22,701

Total interest expense	15,854	22,701

Net interest income	22,283	24,402
Provision for loan losses	(502)	—

Net interest income after provision for loan losses	22,785	24,402

Non-interest income:
Deposit account service fees	494	567
Gains on securities available for sale, net	558	1,566
Gains on trading securities, net	81	152
Other	789	638

Total non-interest income	1,922	2,923

Non-interest expense:
Salaries and employee benefits	7,692	7,298
Occupancy and equipment	2,248	1,998
Data processing	528	528
Professional services	394	526
Advertising and marketing	154	168
Deposit insurance	177	182
Other	1,422	1,337

Total non-interest expense	12,615	12,037

Income before income taxes	12,092	15,288
Income tax expense	4,229	5,474

Net income	$7,863	$9,814

Weighted average common shares outstanding:
Basic	4,439,394	4,697,826
Diluted	4,544,594	4,822,501
Earnings per share (in dollars):
Basic	$1.77	$2.09
Diluted	1.73	2.04